UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2007
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212

(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 12, 2007, Windstream Corporation (“Windstream”) issued a press release announcing that it has priced its previously announced offering of $500 million aggregate principal amount of senior notes due 2019. The interest rate on the notes has been set at 7 percent. The offering is expected to be consummated in February 2007. Windstream intends to use the net proceeds from the offering to repay approximately $500 million of amounts outstanding under the term loan portion of its senior secured credit facilities.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated February 12, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
	Name:	John P. Fletcher
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 12, 2007